                                                                    EXHIBIT 6(e)

                                 AMENDMENT NO. 1
                          MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between Short-Term Investments Trust, a Delaware business trust, and Fund Management Company, a Texas corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


Treasury Portfolio

         Institutional Class
         Personal Investment Class
         Private Investment Class
         Cash Management Class
         Resource Class

Treasury TaxAdvantage Portfolio

         Institutional Class
         Private Investment Class

Government & Agency Portfolio

         Institutional Class
         Private Investment Class
         Cash Management Class
         Resource Class"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 1, 1998

                                             SHORT-TERM INVESTMENTS TRUST


Attest: /s/ Stephen I. Winer                 By: /s/ Robert H. Graham
       -------------------------------          -------------------------------
                  Assistant Secretary                          President


(SEAL)

                                             FUND MANAGEMENT COMPANY



Attest: /s/ Stephen I. Winer                 By: /s/ Robert H. Graham
       -------------------------------          -------------------------------
                  Assistant Secretary                          Vice President


(SEAL)